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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                        -------------------------------

                                   FORM 8-K/A

                             AMENDED CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  June 8, 2000

                                 VERISIGN, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                     000-23593               94-3221585
(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)         File Number)         Identification No.)

    1350 Charleston Road, Mountain View, CA                      94043-1331
    (Address of principal executive offices)                     (Zip Code)

      Registrant's telephone number, including area code:  (650) 961-7500

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

Item 7.  Financial Statements and Exhibits

  On June 19, 2000, VeriSign, Inc. (the "Company" or "VeriSign") filed a Current Report on Form 8-K to report its acquisition of Network Solutions, Inc. ("Network Solutions") on June 8, 2000. Pursuant to Item 7 of Form 8-K, VeriSign indicated that it would file certain financial information under Item 7 of Form 8-K no later than the date required. This Amendment is filed to provide the required financial information and to amend the language of section (a) of Item 7.

  (a) Financial statements of business acquired.

     The required financial information of Network Solutions has been included hereto in exhibits 99.2 and 99.3.

  (b) Pro forma financial information.

      The pro forma financial statements included in this Amended Current Report, Form 8-K/A are as follows:

                    Financial Statement Description                     Page
  --------------------------------------------------------------------  ----
  . Unaudited Pro Forma Combined Financial Information................     3
  . Unaudited Pro Forma Combined Condensed Balance Sheet
    As of March 31, 2000..............................................     4
  . Unaudited Pro Forma Combined Condensed Statements of Operations
    For the Three Months Ended March 31, 2000.........................     5
  . Notes to Unaudited Pro Forma Combined Condensed Financial
      Statements......................................................     6


  (c)  Exhibits.

     The following exhibits are filed with this Amended Current Report, Form 8-K/A:

   Exhibit
   Number                              Exhibit Description
   -------      ----------------------------------------------------------------
     2.1        Agreement and Plan of Merger, dated March 6, 2000, among
                VeriSign, Nickel Acquisition Corporation and Network Solutions
                (incorporated by reference to Exhibit 2.1 to the VeriSign
                Current Report on Form 8-K filed on March 8, 2000.)

    23.1        Consent of Independent Accountants

    99.1        Press Release dated June 9, 2000 (incorporated by reference to
                Exhibit 99.1 to the VeriSign Current Report on Form 8-K filed on June 19, 2000.)

    99.2 Network Solutions audited financial statements for the period ended December 31, 1999.

    99.3 Network Solutions unaudited condensed financial statements for the period ended March 31, 2000.

                        VERISIGN, INC. AND SUBSIDIARIES

          UNAUDITED PROFORMA COMBINED CONDENSED FINANCIAL INFORMATION

  On June 8, 2000, VeriSign, Inc. ("VeriSign") completed the acquisition of Network Solutions, Inc. ("Network Solutions"), through the merger of a wholly-owned subsidiary of VeriSign with and into Network Solutions, with Network Solutions surviving as a wholly-owned subsidiary of VeriSign (the "Merger").

  The following unaudited pro forma combined condensed financial information has been prepared to give effect to the Merger, to be accounted for using the purchase method of accounting. This financial information reflects certain assumptions deemed probable by management regarding the Merger (e.g., the share information used in the unaudited pro forma information approximates actual share information at the effective date). The total estimated purchase cost of the Merger has been allocated on a preliminary basis to assets and liabilities based on management's best estimates of their fair value with the excess cost over the net assets acquired allocated to goodwill. The adjustments to the unaudited pro forma combined condensed financial information are subject to change pending a final analysis of the total purchase cost and the fair value of the assets and liabilities assumed. The impact of these changes could be material.

  The unaudited pro forma combined condensed balance sheet as of March 31, 2000 gives effect to the Merger as if it had occurred on March 31, 2000, and combines the historical consolidated balance sheet of VeriSign and the historical consolidated balance sheet of Network Solutions as of that date.

  The unaudited pro forma combined condensed statement of operations for the three months ended March 31, 2000 combines the historical consolidated statement of operations of VeriSign for the three months ended March 31, 2000 with the historical consolidated statement of operations of Network Solutions for the three months ended March 31, 2000.

  The unaudited pro forma combined condensed financial information is based on estimates and assumptions. These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma information. Unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during this period. This unaudited pro forma combined financial information is based upon the respective historical consolidated financial statements of VeriSign and Network Solutions and notes thereto, previously filed with the Securities and Exchange Commission, and should be read in conjunction with those statements and the related notes.

                        VERISIGN, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 (In thousands)


                                             Historical
                                   -----------------------------
                                                      Network
                                      VeriSign       Solutions          Adjustments
                                       As of           As of      ----------------------
                                   Mar. 31, 2000   Mar. 31, 2000     Amount       Ref.      Combined
                                   --------------  -------------  ------------  --------  ------------
         Assets

Current assets:
 Cash and cash equivalents.......     $  108,383      $  876,033  $        --             $   984,416
 Short-term investments..........         15,257          22,425           --                  37,682
 Receivables, net................         33,872          33,816           --                  67,688
 Prepaid expenses and
  other current assets...........         10,094          13,256           --                  23,350
 Deferred income taxes...........             --         125,397     (125,397)    (a)              --
                                      ----------      ----------  -----------             -----------
   Total current assets..........        167,606       1,070,927     (125,397)              1,113,136
Property and equipment, net......         14,697          62,063           --                  76,760
Long-term investments............        229,865          75,549           --                 305,414
Other assets.....................          3,644           1,270           --                   4,914
Goodwill and other intangible
  assets, net....................      1,471,823           5,667   18,833,951    (a),(b)   20,311,441
Deferred income taxes............            909          41,018      (41,018)    (a)             909
                                      ----------      ----------  -----------             -----------
                                      $1,888,544      $1,256,494  $18,667,536             $21,812,574
                                      ==========      ==========  ===========             ===========
         Liabilities and
      Stockholders' Equity

Current liabilities:
 Accounts payable and accrued
  liabilities....................     $   16,677      $   50,175  $        --             $    66,852
 Due to Science Applications
  International Corporation......             --          11,154           --                  11,154
 Accrued merger costs............          3,916              --           --                   3,916
 Income taxes payable............            978          13,206           --                  14,184
 Deferred revenue................         42,538         334,096      (25,331)   (a),(b)      351,303
 Current portion of
  long-term obligations..........             --             100                                  100
                                      ----------      ----------                          -----------
  Total current liabilities......         64,109         408,731      (25,331)                447,509
                                      ----------      ----------  -----------             -----------
Long-term liabilities............             --             555           --                     555
Deferred income taxes............             --              --      225,322    (a),(b)      225,322
Long-term deferred
 revenue, net....................             --         130,587      (39,512)   (a),(b)       91,075
Minority interest in subsidiary..            (19)             --           --                     (19)
                                      ----------      ----------  -----------             -----------
  Total long-term liabilities....            (19)        131,142      185,810                 316,933
                                      ----------      ----------  -----------             -----------
Stockholders' equity:
 Preferred stock.................             --              --           --                      --
 Common stock....................            115              72           --                     187
 Additional paid-in capital......      1,819,244         645,223   18,632,383     (a)      21,096,850
 Note receivable from
  stockholders...................           (721)             --           --                    (721)
 Unearned compensation...........           (147)             --           --                    (147)
 Retained earnings
  (accumulated deficit)..........        (73,607)         43,951      (97,951)    (a)        (127,607)
 Accumulated other
  comprehensive income...........         79,570          27,375      (27,375)    (a)          79,570
                                      ----------      ----------  -----------             -----------
  Total stockholders' equity.....      1,824,454         716,621   18,507,057              21,048,132
                                      ----------      ----------  -----------             -----------
                                      $1,888,544      $1,256,494  $18,667,536             $21,812,574
                                      ==========      ==========  ===========             ===========

                          See accompanying Notes to
         Unaudited Pro Forma Combined Condensed Financial Statements.

                        VERISIGN, INC. AND SUBSIDIARIES

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     (In thousands, except per share data)

                                                  Historical
                                         -----------------------------
                                                            Network
                                            VeriSign       Solutions
                                          Three Months   Three Months       Adjustments
                                             Ended           Ended      -------------------
                                         Mar. 31, 2000   Mar. 31, 2000     Amount     Ref.     Combined
                                         --------------  -------------  ------------  -----  ------------
Revenues...............................       $ 34,071         $98,171  $        --          $   132,242
                                              --------         -------  -----------          -----------
Costs and expenses:
 Cost of revenues......................         12,462          35,479           --               47,941
 Sales and marketing...................          4,429          29,874           --               34,303
 Research and development..............         13,633           4,545           --               18,178
 General and administrative............          3,682          12,825         (712)  (c)         15,795
 Amortization of goodwill and
  other intangible assets..............         61,014              --    4,641,853   (c)      4,702,867
                                              --------         -------  -----------          -----------
  Total costs and expenses.............         95,220          82,723    4,641,141            4,819,084
                                              --------         -------  -----------          -----------
  Operating income (loss)..............        (61,149)         15,448   (4,641,141)          (4,686,842)

Investment gains.......................         32,623              --           --               32,623
Interest income, net...................          2,613           9,347           --               11,960
Other (income) expense, net............           (389)                          --                 (389)
                                              --------                  -----------          -----------
Income (loss) before income taxes......        (26,302)         24,795   (4,641,141)          (4,642,648)
Provision for income taxes.............             --          10,099     (251,280)  (d)       (241,181)
                                              --------         -------  -----------          -----------
Net income (loss) before
 minority interest.....................        (26,302)         14,696   (4,389,861)          (4,401,467)
Minority interest in net loss
 of subsidiary.........................            147              --           --                  147
                                              --------         -------  -----------          -----------
Net income (loss)......................       $(26,155)        $14,696  $(4,389,861)         $(4,401,320)
                                              ========         =======  ===========          ===========
Net loss per share:
 Basic and diluted.....................          $(.24)                     $(60.69)             $(24.29)
                                              ========                  ===========          ===========
Shares used in per share computation:
 Basic and diluted.....................        108,847                       72,334   (e)        181,181
                                              ========                  ===========          ===========

                          See accompanying Notes to
         Unaudited Pro Forma Combined Condensed Financial Statements.

                        VERISIGN, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS

Note 1.  Unaudited Pro Forma Combined Condensed Balance Sheet

  The unaudited pro forma combined condensed balance sheet, gives effect to the Merger as if it had occurred on March 31, 2000 with respect to the balance sheets of VeriSign and Network Solutions.

  On March 7, 2000 VeriSign announced it would acquire all the outstanding capital stock of the Network Solutions in exchange for approximately 72,334,364 shares of VeriSign common stock. In addition, VeriSign assumed options to purchase an equivalent total of approximately 8,064,487 shares of VeriSign common stock in exchange for all issued and outstanding Network Solutions options. The following adjustments have been reflected in the unaudited pro forma combined condensed balance sheet:

     (a) To record common stock and options issued to the shareholders of Network Solutions, and the application of purchase accounting, excluding the effect on deferred revenue (see b below), but including the write-off of purchased in-process research and development (IPR&D).

     The total purchase price of approximately $19.3 billion consists of approximately 72.3 million shares of VeriSign's common stock with an estimated fair value of $17.8 billion, vested and unvested stock options with an estimated fair value of $1.4 billion, and estimated direct transaction costs of approximately $50.0 million. The fair value of VeriSign's common stock was determined as the average market price from March 3, 2000 to March 9, 2000, which includes two trading days prior and two trading days subsequent to the public announcement of the Merger. The fair value of the common stock options was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions:

        .    risk-free interest rate of 6.5 percent,
        .    expected life of 3.4 years,
        .    expected dividend rate of 0 percent, and
        .    volatility of 85 percent.

     The amounts and components of the estimated purchase price is presented below.

                                                        (In thousands)
     Common stock.....................................    $        72
     Fair value of Network Solutions options assumed..      1,426,582
     Additional paid-in capital.......................     17,801,024
     Transaction costs................................         50,000
                                                          -----------
     Total purchase price.............................    $19,277,678
                                                          ===========

     Under purchase accounting, the total purchase price will be allocated to Network Solutions' assets and liabilities based on their fair values. Allocations are subject to valuations as of the date of the consummation of the merger. The total purchase price is expected to be allocated to tangible assets and liabilities, intangible assets, including goodwill, and IPR&D. The goodwill and other intangible assets are expected to be amortized over three to four years and the IPR&D will be written-off upon consummation of the Merger.

                        VERISIGN, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL STATEMENTS -- (Continued)

     The fair value assigned to IPR&D was estimated by discounting, to present value, the cash flows attributable to the technology once it has reached technological feasibility. A discount rate consistent with the risks of the project was used to estimate the present value of cash flows. The IPR&D discount rate of 22 percent represents a premium over the calculated weighted average cost of capital of 12 percent. The value assigned to IPR&D was the amount attributable to the efforts of the seller up to the time of acquisition. This amount was estimated through application of the "stage of completion" calculation by multiplying the estimated present value of future cash flows, excluding costs of completion, by the percentage of completion of the purchased research and development project at the time of acquisition.

     The preliminary allocation of the purchase price to the net assets acquired is presented below.

                                                                              (In thousands)
     Book value of net assets of Network Solutions..........................    $   716,621
                                                                                -----------
     Intangible assets:
      Workforce in place....................................................         16,900
      Contracts with ICANN and customer list................................        800,700
      Technology in place...................................................         29,500
      Network Solutions' trade name.........................................         67,400
                                                                                -----------
                                                                                    914,500
                                                                                -----------
     In-process research and development....................................         54,000
     Goodwill...............................................................     17,958,357
     Deferred tax liability attributable to identifiable intangible assets..       (365,800)
                                                                                -----------
     Net assets acquired....................................................    $19,277,678
                                                                                ===========

     The actual allocation of the purchase price will depend upon the composition of Network Solutions' net assets on the closing date and VeriSign's evaluation of the fair value of the net assets as of the date indicated. Consequently, the actual allocation of the purchase price could differ from that presented above.

     (b) To record a reduction in deferred revenue and related deferred tax effect arising from the estimated calculation of VeriSign's obligation to perform life cycle services around registry and registrar services equal to the discounted expected costs to perform the services, plus a normal profit margin.

                        VERISIGN, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL STATEMENTS -- (Continued)

Note 2.  Unaudited Pro Forma Combined Condensed Statement of Operations

  The unaudited pro forma combined condensed statement of operations gives effect to the merger had it occurred at the beginning of the period presented. The following adjustments have been reflected in the unaudited pro forma combined condensed statement of operations:

     (c) Adjustment to remove the amortization of historical goodwill and other intangible assets previously recorded by Network Solutions in general and administrative expenses and to record the amortization of goodwill and intangible assets resulting from the allocation of the purchase price. The pro forma adjustment assumes goodwill and other intangible assets will be amortized on a straight-line basis over the following estimated lives:

     Workforce in place.........................      4.0 years
     Contracts with ICANN and customer list.....      3.4 years
     Technology in place........................      3.0 years
     Network Solutions' trade name..............      4.0 years
     Goodwill...................................      4.0 years

     The ultimate lives assigned will be determined at the date of acquisition based on the facts and circumstances existing at that date.

     (d) To reduce income tax expense for the effect of the pro forma adjustments.

     (e) To reflect the estimated shares and options to be issued as consideration for the merger, and to reduce the number of shares used to calculate the dilutive net loss per share as their effects were anti-dilutive.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  VERISIGN, INC.



Date:  August 22, 2000            By:           /s/ Dana L. Evan
                                     -------------------------------------------
                                                    Dana L. Evan
                                             Executive Vice President of
                                             Finance and Administration
                                                         and
                                               Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

                                   EXHIBITS

Exhibit
 Number                               Exhibit Description
--------        ----------------------------------------------------------------
  2.1           Agreement and Plan of Merger, dated March 6, 2000, among
                VeriSign, Nickel Acquisition Corporation and Network Solutions
                (incorporated by reference to Exhibit 2.1 to the VeriSign
                Current Report on Form 8-K filed on March 8, 2000.)

 23.1           Consent of Independent Accountants

 99.1           Press Release dated June 9, 2000 (incorporated by reference to
                Exhibit 99.1 to the VeriSign Current Report on Form 8-K filed on June 19, 2000.)

 99.2 Network Solutions audited financial statements for the period ended December 31, 1999.

 99.3 Network Solutions unaudited condensed financial statements for the period ended March 31, 2000.